FAIRMOUNT SANTROL HOLDINGS INC.

8834 MAYFIELD ROAD,

CHESTERLAND, OH 44026

Exhibit 99.1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on (*), 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on [*], 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PRELIMINARY - DO NOT FILE

The Fairmount Santrol Board of Directors recommends you vote FOR proposals 1, 2 and 3:		For	Against	Abstain

1.	A proposal to adopt the Agreement and Plan of Merger, dated as of December 11, 2017, by and among Fairmount Santrol Holdings Inc. (“Fairmount Santrol”), SCR-Sibelco NV, a privately-owned Belgian company, Unimin Corporation, a Delaware corporation (“Unimin”), Bison Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Unimin, and Bison Merger Sub I, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Unimin (the “Merger Agreement”).	☐	☐	☐

2.	A non-binding advisory proposal to approve the compensation that may become payable to Fairmount Santrol’s named executive officers in connection with the closing of the transactions contemplated by the Merger Agreement.	☐	☐	☐

3.	A proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies, if there are not sufficient votes to approve proposal 1.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com

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PRELIMINARY - DO NOT FILE

FAIRMOUNT SANTROL HOLDINGS INC.

Special Meeting of Stockholders

( * ) , 2018 1:30 PM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) (Appointee) and (Appointee), or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FAIRMOUNT SANTROL HOLDINGS INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholder(s) to be held at 1:30 PM, EST on ( * )/2018, at Jones Day located at 901 Lakeside Avenue, Cleveland, Ohio 44114, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted (i) “FOR” Proposals 1, 2, and 3 and (ii) in the discretion of the proxy holders upon such other matters as may come before the special meeting, including any adjournment or postponement thereof, in accordance with their best judgement.

Continued and to be signed on reverse side